UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 25, 2014

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[      ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  [      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  [      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On July 25, 2014, Bel Fuse Inc., a New Jersey corporation (“Bel” or the “Company”), completed its acquisition of the Emerson Network Power Connectivity Solutions business from Emerson Electric Co. (“Emerson”).  The acquisition was effectuated pursuant to a Stock Purchase Agreement, dated as of May 16, 2014 (the “Agreement”), between Bel and Emerson.  Bel paid approximately $98 million in cash, on a cash and debt-free basis.  The Connectivity Solutions business is headquartered in Bannockburn, Illinois, and has manufacturing facilities in North America, the U.K. and China (the China portion of the transaction is expected to close by the end of the third quarter of 2014). The Agreement was filed as Exhibit 2.1 to Bel’s Current Report on Form 8-K filed with the SEC on May 22, 2014, and is incorporated herein by reference.  A copy of the press release announcing the closing of the acquisition is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 2.02.                       Results of Operations and Financial Condition.

On July 30, 2014, Bel issued a press release regarding the results for the three and six months ended June 30, 2014. A copy of this press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The principal portion of the purchase price for the acquisition described in Item 2.01 above was funded pursuant to the senior Credit and Security Agreement (the “Credit Agreement”), among Bel, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein.  The principal terms of the Credit Agreement were described in Bel’s Current Reports on Form 8-K filed with the SEC on June 24, 2014 and July 7, 2014.

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2014, Bel announced that its Board of Directors has appointed Eric Nowling as a director of the Company.  Mr. Nowling, who has 35 years of accounting and financial management experience at public companies, currently is the Vice President of Global Accounting for Verint Systems Inc., a NASDAQ-listed public company with annual revenues of approximately $1 billion.  Previously, he served as Vice President, Controller and Chief Accounting Officer, and for several years as CFO, for Standard Microsystems Corporation.  Mr. Nowling holds a B.S. degree in Economics (magna cum laude), from the University of Pennsylvania’s Wharton School of Business, and is a CPA in the State of New York.

It is anticipated that Mr. Nowling will stand for election as a director for a three-year term at the Company’s 2015 Annual Meeting of Shareholders, and that he will serve as a member of the Audit Committee.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)           Pro Forma Financial Information

The unaudited pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)           Exhibits

Exhibit 99.1– Press release of Bel Fuse Inc. dated July 25, 2014, pertaining to the closing of the acquisition of the Emerson Network Power Connectivity Solutions business.

Exhibit 99.2– Press release of Bel Fuse Inc. dated July 30, 2014, pertaining to the Company’s results for the three and six months ended June 30, 2014.  As described in Item 2.02 of this Form 8–K, this Exhibit 99.2 is furnished and not filed.

Exhibit 99.3– Press release of Bel Fuse Inc. dated July 30, 2014, pertaining to the appointment of Eric Nowling as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2014	BEL FUSE INC.
(Registrant)

By:	/s/ Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1– Press release of Bel Fuse Inc. dated July 25, 2014, pertaining to the closing of the acquisition of the Emerson Network Power Connectivity Solutions business.

Exhibit 99.2– Press release of Bel Fuse Inc. dated July 30, 2014, pertaining to the Company’s results for the three and six months ended June 30, 2014.  As described in Item 2.02 of this Form 8–K, this Exhibit 99.2 is furnished and not filed.

Exhibit 99.3– Press release of Bel Fuse Inc. dated July 30, 2014, pertaining to the appointment of Eric Nowling as a director of the Company.